UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2003

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28637	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

(847) 478-0500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events

On August 6, 2003, BioSante Pharmaceuticals, Inc. issued a press release, a copy of which is attached as an exhibit hereto, announcing the completion of a private placement of an aggregate of 4,791,982 shares of its common stock and warrants to purchase an aggregate of 2,395,993 shares of its common stock, at a purchase price of $2.15 per unit, or an aggregate purchase price of $10,302,763.80.  The units were sold to accredited investors, including certain existing stockholders, directors and officers of BioSante.  Each unit sold consists of one share of common stock and a warrant to purchase 0.50 shares of common stock, at an exercise price of $2.15 per share.  As compensation to its placement agent, BioSante also issued warrants to purchase 371,373 shares of common stock, at an exercise price of $2.15 per share.  BioSante granted the investors and its placement agent demand and piggyback registration rights with respect to the shares of its common stock issued and the shares issuable upon exercise of the warrants.  In addition, BioSante agreed to register the resale of these shares on a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

	Exhibit No.	Description

	Ex. 10.1	Common Stock and Warrant Purchase Agreement dated August 4, 2003 between BioSante Pharmaceuticals, Inc. and the purchasers listed on Schedule 1 attached thereto (filed herewith electronically).

	Ex. 10.2	Form of Warrant dated August 4, 2003 (filed herewith electronically).

Ex. 10.3

Investor Rights Agreement dated August 4, 2003 between BioSante Pharmaceuticals, Inc. and the purchasers listed on Schedule 1 attached to the Common Stock and Warrant Purchase Agreement (filed herewith electronically).

	Ex. 99.1	Press Release dated August 6, 2003 (filed herewith electronically).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
Dated: August 6, 2003

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Common Stock and Warrant Purchase Agreement dated August 4, 2003 between BioSante Pharmaecuticals, Inc. and the purchasers listed on schedule 1 thereto.	Filed herewith electronically

10.2	Form of Warrant dated August 4, 2003.	Filed herewith electronically

10.3	Investor Rights Agreement dated August 4, 2003 between BioSante Pharmaceuticals, Inc. and the purchasers listed on Schedule 1 attached to the Common Stock and Warrant Purchase Agreement.	Filed herewith electronically

99.1	Press Release of BioSante Pharmaceuticals, Inc. issued August 6, 2003.	Filed herewith electronically